EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of TeleNav, Inc.

Date: February 6, 2013

MENLO VENTURES X, L.P.			MENLO ENTREPRENEURS FUND X, L.P

By:	MV Management X, L.L.C.		By:	MV Management X, L.L.C.
	its general partner			its general partner

	By	/s/ Shawn T. Carolan		By	/s/ Shawn T. Carolan
		Managing Member			Managing Member

MMEF X, L.P

By:	MV Management X, L.L.C.
its general partner

	By	/s/ Shawn T. Carolan
Managing Member

MV MANAGEMENT X, L.L.C.

/s/ Henry D. Montgomery	/s/ John W. Jarve
Henry D. Montgomery	John W. Jarve

/s/ Douglas C. Carlisle	/s/ Sonja H. Perkins
Douglas C. Carlisle	Sonja H. Perkins

/s/ Mark A. Siegel	/s/ Pravin A. Vazirani
Mark A. Siegel	Pravin A. Vazirani

/s/ Shawn T. Carolan	/s/ Shervin K. Pishevar
Shawn T. Carolan	Shervin K. Pishevar

Page 17 of 17 pages